Exhibit 5.1

São Paulo, October 14, 2020

NATURA &CO HOLDING S.A.

Avenida Alexandre Colares, No. 1.188, Sala A17, Bloco A,

Parque Anhanguera, ZIP Code 05106-000

Re: Natura &Co Holding S.A.

Ladies and Gentlemen,

1.     We are acting as Brazilian counsel to Natura &Co Holding S.A. (“Company”) in connection with the offering by the Company of 121,400,000 of the Company’s common shares, including in the form of American depositary shares (“ADSs”), each representing two common shares of the Company, under the automatic shelf registration statement on Form F-3, filed on October 1, 2020 (the “Registration Statement”), as supplemented by the Preliminary Prospectus Supplement dated as of October 1, 2020 and the Final Prospectus Supplement dated as of October 8, 2020 (together, the “Prospectus Supplements”), each provided to us and as filed by the Company with the United States Securities and Exchange Commission, pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”).

2.     We have not undertaken any investigation of the laws of any jurisdiction outside the Federative Republic of Brazil (“Brazil”) and this opinion is given solely in respect of Brazilian law as effective on the date hereof, and not in respect of any other law. In particular, we have made no independent investigation of the laws of the State of New York and do not express or imply any opinion on such laws. This opinion is issued solely for the purposes of the filling of the Registration Statement and the Prospectus Supplements and is not to be relied upon in respect of any other matter.

3.     For the purposes of giving this opinion, we have examined or relied upon: (a) an electronic copy of the Registration Statement; (b) an electronic copy of the Prospectus Supplements; and (c) a copy of the Company’s bylaws as in effect on the date hereof.

4.     In giving this opinion, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures, the legal capacity of natural persons, and the authenticity of all documents we have examined, the conformity with the originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. In addition, we have assumed the due authorization, execution and delivery of the agreements by each of the parties thereto (other than the Company), the performance of which is within the capacity and powers of each of them (other than the Company). We have relied, as to factual matters, on the documents we have examined, including, without limitation, the representations, warranties, covenants and certificates of officers of the Company contained in or delivered to the underwriters and agents in connection with the agreements, and we have not carried out an independent investigation in respect of such factual matters. We do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus Supplements.

5.     Based on the above assumptions and subject to the qualifications set out below, we are of the opinion that:

a)	the Company is a corporation duly organized, validly existing and in good standing under the laws of Brazil; and

b)	the common shares, including any common shares underlying the ADSs evidenced by the ADRs, as issued, delivered and paid for in the manner described in and pursuant to the Prospectus Supplements of the Company and the Registration Statement on Form F-3 are duly authorized and duly and validly issued, fully-paid and non-assessable.

6.     We consent to (i) the filing of this opinion as an exhibit to the Registration Statement, and (ii) the use of the name of our firm in the Registration Statement and the Prospectus Supplements, under the caption “Legal Matters”. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

7.     This letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you or any other person who is permitted to rely on the opinions expressed herein, as specified above, of any developments or circumstances of any kind, including any change of law or fact that may occur after the date of this letter, even if any such development, circumstance or change may affect our legal analysis, legal conclusions, or any other matters set forth in or relating to this letter.

8.     This opinion will be governed by and construed in accordance with the laws of Brazil as in effect on the date hereof.

Very truly yours,

/s/ Henrique Lang
By	Pinheiro Neto Advogados